Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 24, 2005, except for Note H(1)(i) as to which the date is July 19, 2005, appearing in the Registration Statement on Form S-1 (File No. 333-123969, effective August 10, 2005) to Refco Inc. filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP
New York, New York
August 10, 2005